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                                                                   EXHIBIT 23.02



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 15, 2002, in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-98033) and related Prospectus of VistaCare, Inc. for the registration of shares of its common stock.







Phoenix, Arizona

November, 2002


The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 14 to the consolidated financial statements.

Phoenix, Arizona                                    /s/ ERNST & YOUNG LLP
December 2, 2002